EXHIBIT 99.1

Idaho Strategic Expands Murray Gold Belt Private Land Position – Plans to Add Paste Backfill System at the Golden Chest

COEUR D'ALENE, Idaho, February 12th, 2024 (ACCESSWIRE) – Idaho Strategic Resources (NYSE American: IDR) (“IDR” or the “Company”) is pleased to announce that it has purchased the Butte Gulch property located next to the Company’s producing Golden Chest Mine.

The Butte Gulch property is comprised of approximately 169 acres of private land and mineral rights located directly east and adjacent to the Golden Chest Mine. The Butte Gulch property was placer mined for gold as many as four separate times over its history, however, it is relatively unexplored for its lode deposit potential. In addition to the property’s proximity to IDR’s operations, mineralized gold veins have been reported on the property by prior operators (and observed by IDR geologists) indicating the potential to host additional lode gold deposits. Butte Gulch is also a strategic purchase for the Company due to its potential to serve as the future site for a shop and/or new milling facilities as Idaho Strategic continues to expand its operations in the greater Murray Gold Belt (MGB) district.

The Company’s 2024 plans include an increased focus in the MGB and enhanced production at the Golden Chest. The addition of Butte Gulch to Idaho Strategic’s district-scale Murray Gold Belt landholdings further demonstrates an emphasis on increasing IDR’s exploration efforts on locating additional mines within the Company’s property package. The Company also recently purchased around $1 million of equipment for the new mill tailings paste backfill system (to replace the current more expensive cemented rock backfill process). It is estimated that the addition of a paste backfill system will result in cost savings of approximately $20 per tonne of ore. Both the purchase of Butte Gulch and the paste backfill system are considered important components in the planning for and eventual operation of new milling facilities in the MGB.

The Murray Gold Belt district was originally discovered in 1883 leading to a gold rush in the area until the early 1890’s when silver was discovered nearby in the Silver Valley, leaving the Murray Gold Belt largely forgotten. With much of the greater MGB owned or controlled by one or two ‘non-mining’ groups since the early 1900’s, little modern exploration has been conducted in the past 100 years (other than by IDR). Given the presence of numerous historic gold mines and prospects throughout the district, Idaho Strategic is planning to be the first Company to conduct a comprehensive test of the district. Relatively recent IDR samples from the surface and underground have yielded values ranging from 5 to 75 grams per tonne (gpt) gold exposed in veins related to igneous activity. In addition to our own sampling, IDR’s geologists have undertaken steps to aggregate its own prior drill data and information learned from historic mines in the MGB to design an exploration plan. It is reported that from about 1885 to 1926, approximately 200,000 ounces of gold was recovered from placer mining in Prichard Creek, which runs along IDR’s extensive land package1.

1.       Dort, Wakefield. 1958. Gold-Bearing Gravels near Murray, Idaho

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Idaho Strategic’s President and CEO, John Swallow stated, “Butte Gulch is a piece of property that we have had our eye on since the very beginning. Not only because the property is adjacent to our mine and makes a lot of sense for us strategically, but because I believe it is a desirable parcel of land from a real estate perspective as well. Our geologists are already making plans to better explore Butte Gulch’s lode deposit potential and to expand our exploration focus beyond the Golden Chest Mine across our greater Murray Gold Belt landholdings. The Golden Chest sits on approximately 220 acres of private land. We consolidated the district for a reason, and strongly feel there are other veins similar to the H-Vein, Paymaster, and Klondike in the MGB (comprised of over 7,000 acres), especially given the large number of historic mines and prospects within its borders as a base from which to build.

Additionally, we purchased the long-lead time components of our new paste backfill system. This will allow us to backhaul tailings filtercake from the New Jersey Mill to be used to backfill mined underground stopes. We feel this system has the potential to save the company around $500,000 to $800,000 annually once fully in place while also extending the life of our current tailings storage facility. Personally, if it works as planned, I see the paste backfill system as a ‘low cost/high return’ component of a new mill facility and something we could put in place now while still using the New Jersey Mill. Having an existing mill and facilities allows us the operational and financial flexibility to step toward a ‘new mill’ near the mine in the strategic manner of our choosing.”

In consideration for the purchase of Butte Gulch, Idaho Strategic has agreed to an overall purchase price of $1,000,000 inclusive of a $350,000 down payment at closing, and monthly interest-only payments for the next 3 years followed by a balloon payment for the remaining amount due at that time. The term of the loan can also be extended if needed.

Qualified Person

IDR’s Vice President, Grant A. Brackebusch, P.E. is a qualified person as such term is defined under S-K 1300 and has reviewed and approved the technical information and data included in this press release. All reported assays are 30-gram fire assays with a gravimetric finish completed by American Analytical, Inc. of Osburn, Idaho. A Quality Assurance/Quality Control (QA/AC) program includes a series of blank, standard, and duplicate sample assays for verification and quality control.

About Idaho Strategic Resources, Inc.

Idaho Strategic Resources (IDR) is an Idaho-based gold producer which also owns the largest rare earth elements land package in the United States. The Company’s business plan was established in anticipation of today’s volatile geopolitical and macroeconomic environment. IDR finds itself in a unique position as the only publicly traded company with growing gold production and significant blue-sky potential for rare earth elements exploration and development in one Company.

For more information on Idaho Strategic Resources click here for our corporate presentation, go to www.idahostrategic.com or call:

Travis Swallow, Investor Relations & Corporate Development

Email: tswallow@idahostrategic.com

Phone: (208) 625-9001

Idaho Strategic Resources • 201 N. 3rd Street • Coeur d’Alene, Idaho 83814

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Forward Looking Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that are intended to be covered by the safe harbor created by such sections. Often, but not always, forward-looking information can be identified by forward-looking words such as “intends”, “potential”, “believe”, “plans”, “expects”, “may”, “goal’, “assume”, “estimate”, “anticipate”, and “will” or similar words suggesting future outcomes, or other expectations, beliefs, assumptions, intentions, or statements about future events or performance. Forward-looking information includes, but are not limited to, Idaho Strategic Resources’ potential advancement of the Company’s Murray Gold Belt exploration plans; the potential for IDR to increase its investment in Murray Gold Belt exploration; the potential for IDR to discover an additional mine within its Murray Gold Belt landholdings; the possibility for the Butte Gulch property to host lode gold deposits; the potential for the Company to build a new mill and/or shop in the Murray Gold Belt; the potential construction of a paste backfill system; and the potential cost savings related to the implementation of a paste backfill system. Forward-looking information is based on the opinions and estimates of Idaho Strategic Resources as of the date such information is provided and is subject to known and unknown risks, uncertainties, and other factors that may cause the actual results, level of activity, performance, or achievements of IDR to be materially different from those expressed or implied by such forward-looking information. Investors should note that IDR’s claim as the largest rare earth elements landholder in the U.S. is based on the Company’s internal review of publicly available information regarding the rare earth landholdings of select companies within the U.S., which IDR is aware of. Investors are encouraged not to rely on IDR’s claim as the largest rare earth elements landholder in the U.S. while making investment decisions. The forward-looking statement information above, and those following are applicable to both this press release, as well as the links contained within this press release. With respect to the business of Idaho Strategic Resources, these risks and uncertainties include risks relating to widespread epidemics or pandemic outbreaks, if they occur, including our ability to access goods and supplies, the ability to transport our products and impacts on employee productivity, the risks in connection with the operations, cash flow and results of the Company relating to the unknown duration and impact of the COVID-19 pandemic; interpretations or reinterpretations of geologic information; the accuracy of historic estimates; unfavorable exploration results; inability to obtain permits required for future exploration, development or production; general economic conditions and conditions affecting the industries in which the Company operates; the uncertainty of regulatory requirements and approvals; fluctuating mineral and commodity prices; the ability to obtain necessary future financing on acceptable terms; the ability to operate the Company’s projects; and risks associated with the mining industry such as economic factors (including future commodity prices, and energy prices), ground conditions, failure of plant, equipment, processes and transportation services to operate as anticipated, environmental risks, government regulation, actual results of current exploration and production activities, possible variations in ore grade or recovery rates, permitting timelines, capital and construction expenditures, reclamation activities. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other factors that cause results not to be as anticipated, estimated, or intended. Readers are cautioned not to place undue reliance on such information. Additional information regarding the factors that may cause actual results to differ materially from this forward‐looking information is available in Idaho Strategic Resources filings with the SEC on EDGAR. IDR does not undertake any obligation to update publicly or otherwise revise any forward-looking information whether as a result of new information, future events or other such factors which affect this information, except as required by law.

Idaho Strategic Resources • 201 N. 3rd Street • Coeur d’Alene, Idaho 83814

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